UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (303) 798-5235

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 21, 2012, the Board of Directors of American Eagle Energy Corporation (the “Company”) appointed Andrew Calerich to fill a vacancy on the Board of Directors. Mr. Calerich will chair the Company’s recently established Audit Committee.

Mr. Calerich, 47, has more than 20 years of public company upstream oil and gas experience in a variety of capacities. From July 2003 until its merger into Hess Bakken Investments I Corporation (a wholly-owned subsidiary of Hess Corporation) in December 2010, Mr. Calerich held various positions, including president, chief financial officer, and director of American Oil & Gas Inc. Prior to the merger, American Oil & Gas Inc. was a publicly traded independent oil and gas exploration and production company that was engaged in the acquisition of oil and gas mineral leases and the exploration and development of crude oil and natural gas reserves and production, most recently in the Williston Basin of North Dakota and Montana. Mr. Calerich is currently on sabbatical from full-time employment and, since January 2011, has served as an independent director for Earthstone Energy, Inc., a Delaware corporation, whose common stock is traded on the NYSE Amex tier. Earthstone is primarily engaged in the exploration, development, and production of oil and natural gas properties, whose operating activities are concentrated in the North Dakota and Montana portions of the Williston basin, the southern portions of Texas, onshore portions of the Gulf Coast, and the Denver-Julesburg basin of Colorado. From August 2006 through September 2007, he served as a Director with Falcon Oil & Gas, Ltd. (TSXV).

Mr. Calerich holds an inactive Certified Public Accountant license and earned B.S. degrees in both Accounting and Business Administration at Regis College, in Denver.

In connection with Mr. Calerich’s appointment to the Board of Directors, and, pursuant to a non-qualified stock option agreement, the Company granted to him an option to purchase up to 200,000 shares of the Company’s common stock at a price of $0.92 per share, which is the average closing price of the Company’s common stock as quoted on the OTC Markets Group, Inc. OTCQB tier for the five trading days prior to the date of his appointment. Fifty percent of the options will vest on the first anniversary of the grant and the other 50% will vest on the second anniversary. The foregoing description is qualified in its entirety by reference to the non-qualified stock option agreement, which is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

On February 21, 2012, the Company sold and issued to Mr. Calerich 100,000 shares of its restricted common stock at a price of $1.10 per share, which represented 110% of its closing price on Friday February 17, 2012, as reported by the OTC Markets Group, Inc.

There is no arrangement or understanding between Mr. Calerich and any other person pursuant to which Mr. Calerich was elected as a director of the Company. Aside for the foregoing, there are no transactions in which Mr. Calerich has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On February 21, 2012, the Company issued a press release announcing the appointment of Mr. Calerich. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description of Exhibit

	10.1*	Non-Qualified Stock Option Agreement, dated February 21, 2012, between American Eagle Energy Corporation and Andrew Calerich

	99.1*	Press Release dated February 21, 2012

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	AMERICAN EAGLE ENERGY CORPORATION

By:
Bradley M. Colby
President and Chief Executive Officer

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